Exhibit 99.B(h)(2)(g)

SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT BETWEEN VCM, VICTORY PORTFOLIOS, VICTORY PORTFOLIOS II AND VICTORY VARIABLE INSURANCE FUNDS

Victory Portfolios

Victory Diversified Stock Fund

Victory Expedition Emerging Markets Small Cap Fund

Victory Floating Rate Fund

Victory Global Natural Resources Fund

Victory High Income Municipal Bond Fund

Victory High Yield Fund

Victory INCORE Fund for Income

Victory INCORE Investment Grade Convertible Fund

Victory INCORE Investment Quality Bond Fund

Victory INCORE Low Duration Bond

Victory INCORE Total Return Bond Fund

Victory Index 500 Fund

Victory Integrity Discovery Fund

Victory Integrity Mid-Cap Value Fund

Victory Integrity Small/Mid-Cap Value Fund

Victory Integrity Small-Cap Value Fund

Victory Munder Mid-Cap Core Growth Fund

Victory Munder Multi-Cap Fund

Victory Munder Small Cap Growth Fund

Victory National Municipal Bond Fund

Victory NewBridge Global Equity Fund

Victory NewBridge Large Cap Growth Fund

Victory Ohio Municipal Bond Fund

Victory RS Global Fund

Victory RS Growth Fund

Victory RS International Fund

Victory RS Investors Fund

Victory RS Large Cap Alpha Fund

Victory RS Mid Cap Growth Fund

Victory RS Partners Fund

Victory RS Science and Technology Fund

Victory RS Select Growth Fund

Victory RS Small Cap Equity Fund

Victory RS Small Cap Growth Fund

* Pending launch

Victory RS Value Fund

Victory Sophus China Fund

Victory Sophus Emerging Markets Fund

Victory Sophus Emerging Markets Small Cap Fund

Victory Special Value Fund

Victory Strategic Allocation Fund

Victory Strategic Income Fund

Victory Sycamore Established Value Fund

Victory Sycamore Small Company Opportunity Fund

Victory Tax-Exempt Fund

Victory Trivalent Emerging Markets Small-Cap Fund

Victory Trivalent International Fund — Core Equity

Victory Trivalent International Small-Cap Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series

Victory INCORE Investment Quality Bond VIP Series

Victory INCORE Low Duration Bond VIP Series

Victory RS International VIP Series

Victory RS Large Cap Alpha VIP Series

Victory RS Small Cap Growth Equity VIP Series

Victory S&P 500 Index VIP Series

Victory Sophus Emerging Markets VIP Series

Victory Variable Insurance Diversified Stock Fund

Victory Portfolios II (names changes effective 1/20/17)

Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund

Victory CEMP Commodity Volatility Wtd Index Strategy Fund

Victory CEMP Global High Dividend Defensive Fund

Victory CEMP Long/Short Strategy Fund

Victory CEMP Market Neutral Income Fund

Victory CEMP US 500 Enhanced Volatility Wtd Index Fund

Victory Portfolios II ETFs (effective 2/6/17)

VictoryShares U.S. 500 Volatility Wtd ETF

VictoryShares U.S. 500 Enhanced Volatility WtdETF

VictoryShares U.S. EQ Income Enhanced Volatility Wtd ETF

VictoryShares U.S. Discovery Enhanced Volatility Wtd ETF

VictoryShares Developed Enhanced Volatility Wtd ETF

VictoryShares US Small Cap Volatility Wtd ETF

VictoryShares International Volatility Wtd ETF

* Pending launch

VictoryShares Emerging Market Volatility Wtd ETF

VictoryShares US High Dividend Volatility Wtd ETF

VictoryShares US Small Cap High Div Volatility Wtd ETF

VictoryShares International High Div Volatility Wtd ETF

VictoryShares Emerging Market High Div Volatility Wtd ETF

VictoryShares US Managed Volatility ETF

VictoryShares Global Managed Volatility ETF

VictoryShares International Managed Volatility ETF

VictoryShares Dividend Accelerator ETF

VictoryShares Quality Growth ETF

VictoryShares Quality Value ETF

* Pending launch